NEWS FROM
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                                  HEALTHSOUTH(R)

                                                           FOR IMMEDIATE RELEASE
                                                               FEBRUARY 18, 1997

          HEALTHSOUTH CORPORATION SIGNS DEFINITIVE MERGER AGREEMENT TO
                   ACQUIRE HORIZON/CMS HEALTHCARE CORPORATION


BIRMINGHAM, Alabama, and ALBUQUERQUE, New Mexico. . . HEALTHSOUTH Corporation (NYSE:HRC) and Horizon/CMS Healthcare Corporation (NYSE:HHC) announced today the signing of a definitive agreement pursuant to which HEALTHSOUTH will acquire Horizon/CMS in a stock-for-stock merger in which the stockholders of Horizon/CMS will receive 0.42169 of a share of HEALTHSOUTH Common Stock per share of Horizon/CMS Common Stock. HEALTHSOUTH operates the nation's largest network of rehabilitation facilities, while Horizon/CMS operates the second-largest. The proposed transaction, valued at approximately $1.6 billion (including the assumption of approximately $700 million in debt), will add Horizon/CMS's 33 inpatient rehabilitation hospitals, 58 specialty hospitals and subacute units and 282 outpatient rehabilitation locations to HEALTHSOUTH's existing network of over 1,000 patient care locations in 50 states, reinforcing HEALTHSOUTH's position as the nation's leading provider of outpatient surgery and rehabilitative healthcare services. Horizon/CMS also owns, leases, or manages 267 long-term care facilities, a contract therapy business holding 1,400 contracts, an institutional pharmacy business serving 38,500 beds, and other healthcare services.

Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of HEALTHSOUTH, stated, "We are very excited to add the rehabilitation operations of Horizon/CMS, which strengthen our Integrated Service Model and further enhance our ability to market our services to insurers, managed care plans and self-insured employers. Horizon/CMS's rehabilitation services will add 12 new markets in which we can provide both outpatient surgery and rehabilitation services. The non-rehabilitation lines of business operated by Horizon/CMS will continue to be managed from Albuquerque while we evaluate strategic alternatives with respect to those lines. We believe that this transaction will be very positive for the stockholders of both companies as well as to the patients and payors served by our respective facilities. Further, we expect this acquistion to be accretive to 1997 earnings per share, and we believe that the opportunities for revenue enhancement and synergies are comparable to those that we were able to obtain in our other significant acquisitions in the rehabilitation industry."

Neal M. Elliott, Chairman of the Board, President and Chief Executive Officer of Horizon/CMS, said, "Horizon/CMS is particularly pleased to be joining forces with HEALTHSOUTH. We look forward to working together to continue to provide low-cost, high-quality healthcare services to our constituencies. The management of Horizon/CMS considers this an excellent opportunity for its stockholders to participate in the growth that lies ahead in the new healthcare environment." Elliott will join HEALTHSOUTH's Board of Directors upon consummation of the transaction.


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                                  HEALTHSOUTH(R)


The transaction, which is subject to the approval of Horizon/CMS's stockholders and which does not require a vote of HEALTHSOUTH's stockholders, is expected to be treated as a tax-free reorganization and will be accounted for as a purchase. Consummation of the transaction is subject to various regulatory approvals, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act, and to the satisfaction of certain other conditions. The agreement provides for the payment to HEALTHSOUTH of a $35 million break-up fee plus actual expenses of up to $5 million if the transaction is terminated by Horizon/CMS under certain circumstances and Horizon/CMS is thereafter the subject of another acquisition transaction. The parties currently anticipate that the transaction will be consummated in mid-1997.



Smith Barney Inc. is acting as financial advisor to HEALTHSOUTH, and Merrill Lynch & Co. is acting as financial advisor to Horizon/CMS.


Statements contained in this press release which are not historical facts are forward-looking statements. In addition, the parties, through their senior management, may from time to time make forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of the party making such statements based upon current information and involve a number of risks and uncertainties. Certain factors which could affect the accuracy of such forward-looking statements are identified in the public filings made by each party with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of the parties should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.


                                      ####


                         For more information contact:

         At HEALTHSOUTH: Richard M. Scrushy, Chairman of the Board and
       Chief Executive Officer, Aaron Beam, Jr., Executive Vice President
          and Chief Financial Officer, or Michael D. Martin, Executive
                Vice President and Treasurer, at (205) 967-7116


          Media Contact: Anthony J. Russo, Noonan/Russo Communications
                            (212) 696-4455 Ext. 202

         At Horizon/CMS: Michael H. Seeliger, Vice President, Investor and Corporate Relations, at (505) 878-6351